Exhibit 99.1

INTERVAL LEISURE GROUP AND STARWOOD HOTELS & RESORTS WORLDWIDE PROVIDE UPDATE ON STOCKHOLDER TAX MATTERS AND CLOSING OF ACQUISITION OF VISTANA SIGNATURE EXPERIENCES

MIAMI & STAMFORD, Conn. — May 9, 2016 — Interval Leisure Group, Inc. (Nasdaq: IILG) (“ILG”) and Starwood Hotels & Resorts Worldwide, Inc. (NYSE: HOT) (“Starwood”) today announced that they have concluded that no withholding of tax under the Foreign Investment in Real Property Tax Act of 1980 (“FIRPTA”) is required with respect to ILG common stock received by any person in ILG’s upcoming acquisition of Starwood’s vacation ownership business, Vistana Signature Experiences, Inc. (“Vistana”).  In addition, the parties are working with the Internal Revenue Service to confirm that any gain realized by a non-U.S. holder that is treated for tax purposes as owning 5% or less of the stock of Starwood and Vistana between and including the record date and the closing date will not be subject to FIRPTA tax on the disposition of Vistana stock in the transaction.  Shareholders should consult their tax advisors as to the particular tax consequences to them of the transactions.

The acquisition, which will occur through a merger of a wholly-owned subsidiary of ILG with and into Vistana following the spin-off of Vistana from Starwood, is expected to close by the end of this week, subject to satisfaction or waiver of customary closing conditions. As announced on October 28, 2015, the Boards of Directors of ILG and Starwood unanimously approved the transaction. On April 20, 2016, ILG stockholders voted to approve the share issuance in connection with the merger at a special meeting of stockholders, and the merger has received all necessary anti-trust approvals.

About Interval Leisure Group

Interval Leisure Group (ILG) is a leading global provider of non-traditional lodging, encompassing a portfolio of leisure businesses from vacation exchange and rental to vacation ownership. In its exchange and rental segment, Interval International and Trading Places International (TPI) offer vacation exchange and travel-related products to more than 2 million member families worldwide, while Hyatt Residence Club provides exchanges among its branded resorts in addition to its participation in the Interval Network. Aston Hotels & Resorts and Aqua Hospitality provide hotel and condominium rentals and resort management. In its vacation ownership segment, Vacation Resorts International, VRI Europe, Hyatt Vacation Ownership (HVO), and TPI provide management services to timeshare resorts and clubs, as well as homeowners’ associations. HVO also sells, markets, and finances vacation ownership interests. Through its subsidiaries, ILG independently owns and manages the Hyatt Residence Club program and uses the Hyatt Vacation Ownership name and other Hyatt marks under license from affiliates of Hyatt Hotels Corporation. Headquartered in Miami, Florida, ILG has offices in 16 countries and more than 5,000 employees. For more information, visit www.iilg.com.

About Starwood Hotels & Resorts Worldwide, Inc.

Starwood Hotels & Resorts Worldwide, Inc. is one of the leading hotel and leisure companies in the world with nearly 1,300 properties in approximately 100 countries and approximately 188,000 employees at its owned and managed properties. Starwood is a fully integrated owner, operator and franchisor of hotels, resorts and residences under the renowned brands: St. Regis®, The Luxury Collection®, W®, Westin®, Le Méridien®, Sheraton®,Tribute Portfolio™, Four Points® by Sheraton, Aloft®, Element®, along with an expanded partnership with Design Hotels™. The company also boasts one of the industry’s leading loyalty programs, Starwood Preferred Guest (SPG®). Visit www.starwoodhotels.com for more information and stay connected @starwoodbuzz on Twitter and Instagram and facebook.com/Starwood.

Cautionary Language Concerning Forward-looking Statements

Information set forth in this communication, including statements as to the expected timing, completion and effects of the merger, constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties, and actual results might differ materially. Such statements are based upon the current beliefs and expectations of management of ILG and Starwood and are subject to significant risks and uncertainties outside of ILG’s or Starwood’s control. Among the risks and uncertainties that could cause actual results to differ from those described in the forward-looking statements are the following: the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement and the risk that complications may arise in connection with the closing of the merger. Discussions of additional risks and uncertainties are contained in ILG’s, Starwood’s and Vistana’s filings with the U.S. Securities and Exchange Commission (the “SEC”).  None of ILG, Starwood or Vistana is under any obligation, and each expressly disclaims any obligation, to update, alter, or otherwise revise any forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future events, or otherwise.  Persons reading this announcement are cautioned not to place undue reliance on these forward-looking statements which speak only as of the date hereof.

Additional Information and Where to Find It

In connection with the proposed Merger, ILG filed a registration statement on Form S-4 (File No. 333-208567) (as amended, the “Registration Statement”), containing a proxy statement/prospectus with the SEC.  The Registration Statement was declared effective by the SEC on March 17, 2016, and ILG mailed the proxy statement/prospectus to its stockholders beginning on or around March 21, 2016.  STOCKHOLDERS OF ILG AND STARWOOD ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE PROXY STATEMENT/PROSPECTUS, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER.  Investors and security holders can obtain copies of the proxy statement/prospectus as well as other filings containing information about ILG, Starwood, and Vistana, without charge, at the SEC’s website, http://www.sec.gov.  Copies of documents filed with the SEC by ILG are available free of charge on ILG’s investor relations website.  Copies of documents filed with the SEC by Starwood are available free of charge on Starwood’s investor relations website.

Interval Leisure Group

Investor Contact:

Lily Arteaga, 305-925-7302

Lily.Arteaga@iilg.com

Media Contact:

Christine Boesch, 305-925-7267

Chris.Boesch@iilg.com

Or

Starwood Hotels & Resorts Worldwide

Investor Contact:

Stephen Pettibone, 203-351-3500

Stephen.Pettibone@starwoodhotels.com

Media Contact:

Carrie Bloom, 203-964-5755

Carrie.Bloom@starwoodhotels.com